EXHIBIT 32.1

TECOGEN INC.
CERTIFICATION REQUIRED BY EXCHANGE ACT RULES 13a-14(b) and 15d-14(b),
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of, John N. Hatsopoulos, Co-Chief Executive Officer, Benjamin M. Locke, Co-Chief Executive Officer, and David A. Garrison, Chief Financial Officer, of Tecogen Inc., or the Company, certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code that, to his knowledge:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2017

/s/ John N. Hatsopoulos
John N. Hatsopoulos
Co-Chief Executive Officer

/s/ Benjamin M. Locke
Benjamin M. Locke
Co-Chief Executive Officer

/s/ David A. Garrison
David A. Garrison
Chief Financial Officer, Secretary and Treasurer